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                                                                     EXHIBIT 5.1

                          LINDQUIST & VENNUM P.L.L.P.
                                4200 IDS CENTER
                       MINNEAPOLIS, MINNESOTA 55402-2205
                            TELEPHONE (612) 371-3211

                              FAX: (612) 371-3207

June 18, 1996

Printware, Inc.
1270 Eagan Industrial Road
St. Paul, Minnesota 55121

    RE:  REGISTRATION STATEMENT ON FORM S-1
       FILE NO. 333-03629

Ladies and Gentleman:

    In connection with the Registration Statement on Form S-1 filed by Printware, Inc. (the "Company") with the Securities and Exchange Commission on May 13, 1996 (File No. 333-03629), as amended to the date hereof, relating to a public offering of 1,200,000 shares of Common Stock, no par value per share (the "Common Stock") being offered by the Company and 400,000 shares of Common Stock being offered by certain Selling Shareholders (plus up to an additional 240,000 shares of Common Stock to be offered if the Underwriters exercise in full their over-allotment option), please be advised that as counsel to the Company, upon examination of such corporate documents and records as we have deemed necessary or advisable for the purposes of this opinion, it is our opinion that:

    1. The Company is a validly existing corporation in good standing under the laws of the State of Minnesota.

    2. The shares of Common Stock being offered by the Selling Shareholders are, and the shares of Common Stock being offered by the Company will be when issued and paid for as contemplated by the Registration Statement, validly issued, fully paid and nonassessable.

    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to our firm under the heading "Legal Matters" in the Prospectus comprising a part of the Registration Statement.

                                          Very truly yours,

                                          /s/ LINDQUIST & VENNUM P.L.L.P.

                                          LINDQUIST & VENNUM P.L.L.P.